UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2015, the Board of Directors approved the grant of 190,000 inducement restricted stock units (“RSUs”) to Will McGuire, the Company's chief executive officer. The award will vest over four years, with 25 percent (25%) of the underlying shares vesting on August 18, 2016, which is the first anniversary of Mr. McGuire’s employment with the Company, and thereafter in twelve equal installments of six and one quarter percent (6.25%) on the next twelve quarterly periods. Each RSU unit upon vesting entitles Mr. McGuire to receive one share of the common stock of the Company. The grant is being made as an inducement material to Mr. McGuire’s acceptance of employment with the Company, in accordance with NASDAQ Listing Rule 5635(c)(4). Vesting of the award is also subject to Mr. McGuire’s continuous service with the Company through each vesting date.

In connection with the grant of the RSUs to Mr. McGuire, the Company adopted the Second Sight Medical Products, Inc. Equity Incentive Plan – Restricted Stock Units (“RSU Plan”) and Second Sight Medical Products, Inc. Restricted Stock Unit Award Agreement (“Award Agreement”). Forms of the RSU Plan and of the Award Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 respectively, and are hereby incorporated herein by reference. The foregoing description of the RSU Plan and Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each document.

On December 4, 2015, the Company issued a press release disclosing issuance and grant of RSUs to Mr. McGuire. The Company’s press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1 10.2	Second Sight Medical Products, Inc. Equity Incentive Plan – Restricted Stock Units Second Sight Medical Products, Inc. Restricted Stock Unit Award Agreement
99.1	Press Release issued December 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer